Exhibit 10.8

LINE OF CREDIT PROMISSORY NOTE

$10,000,000.00	Austin, Texas	April 13, 2016

1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, SAFETY QUICK LIGHTING & FANS CORP, a Florida corporation (the “Maker”), whose address is 4400 North Point Parkway, Suite 154, Alpharetta, Georgia 30022, promises to pay to the order of NIELSEN & BAINBRIDGE, LLC, a Delaware limited liability company (the “Payee” or, together with all subsequent holders hereof, hereinafter sometimes collectively referred to as the “Holder”), at the Payee’s address at 12303 Technology Boulevard #950, Austin, Texas 78727, or at such other location as may be designated by the Holder from time to time in writing, the principal sum of up to Ten Million and No/100 Dollars ($10,000,000.00) or so much thereof as may be advanced from time to time by the Payee and outstanding as provided for herein (each advance of principal, an “Advance”), plus interest from day to day on the outstanding principal balance of this Line of Credit Promissory Note (this “Note”) at the rates set forth below.

2. Interest Rate. During the period beginning on the date of this Note (the applicable date is hereinafter referred to as the “Commencement Date”), and ending on the Maturity Date (as defined in Section 3 below), interest on the outstanding principal shall be payable at eight percent (8.0%) per annum.

3. Payments Required. The Maker shall pay to the Payee principal and interest hereunder as follows:

(i)	monthly payments of interest (the “Monthly Payments”) on the outstanding principal balance shall be due and payable on the first day of each month until, commencing on May 1, 2016 and continuing on the first day of each month through December 1, 2017;

(ii)	the entire outstanding remaining principal balance, together with all interest accrued and unpaid thereon, calculated in the manner set forth herein, and all other sums due under this Note, shall be due and payable on December 31, 2017 (the “Maturity Date”).

4. Security for Note. This Note is secured that certain Pledge and Security Agreement dated of even date herewith (the “Security Agreement”), which has authorized filings of UCC-1 financing statements on the accounts receivable, inventory and other assets of the Maker in the jurisdictions of Florida, Georgia and Texas.

5. Default. Without limiting the terms of Section 3 above, at the option of the Holder, the entire unpaid principal balance and accrued but unpaid interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any of the following events (each, an “Event of Default”):

a. The failure of the Maker to pay any installment under this Note or any other sum due hereunder or under the Security Agreement, and such failure continues for more than five (5) days after the Holder delivers written notice to the Maker specifying such failure;

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b. The occurrence of any other “Event of Default,” as defined in and pursuant to the terms of the Security Agreement or any other document or instrument evidencing, securing payment of, guaranteeing or otherwise related to this Note, and such failure continues for more than ten (10) days after the Holder delivers written notice to the Maker specifying such failure (this Note, the Security Agreement and all other documents and instruments evidencing, securing payment of, guaranteeing or otherwise related to or executed in connection with the Note, the Security Agreement or any other related documents are hereinafter collectively referred to herein as the “Loan Documents”).

6. Waiver. The failure to exercise the option to accelerate the maturity of this Note upon the happening of any Event of Default hereunder shall not constitute a waiver of the right of the Holder to exercise the same or any other option at the time or at any subsequent time with respect to such Event of Default or any other Event of Default hereunder. The remedies of the Holder, as provided in this Note or any other Loan Documents, or otherwise available, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the Holder. The acceptance by the Holder of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of, or impair, reduce, release or extinguish, any of the rights or remedies of the Holder to exercise the foregoing option or any other option granted the Holder in this Note or any other Loan Documents at that time or at any subsequent time, or nullify any prior exercise of any such option. The Maker and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, each, individually and severally, waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby (except as may be otherwise provided herein), notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the Holder and to all partial payments hereon, whether before or after maturity.

7. Default Rate Interest. After any Event of Default or after the Maturity Date, past-due principal plus interest shall bear interest at a rate (the “Default Rate”) equal to the lower of (i) the Maximum Rate; or (ii) eighteen percent (18%) per annum. During the existence of any Event of Default, the Holder may apply any payments received hereunder in such amount, order and manner as the Holder may determine in its sole discretion.

8. Attorneys’ Fees and Expenses. If any amount payable under this Note is not paid when due, and the Holder places its claim therefor in the hands of an attorney, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, all costs of collection, including, but not limited to, reasonable and necessary attorneys’ fees and costs incurred by the Holder, shall be added to and form a part of the obligations due under this Note.

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9. Prepayment. The Maker agrees that all loan fees and other prepaid finance charges are earned fully as of the date of this Note and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, the Maker may pay without penalty all or a portion of the amount owed earlier than it is due. This Note is subject to the termination provisions stated in the Pledge and Security Agreement which are part of the Loan Documents governing the terms hereof. As such, if termination occurs prior to the Maturity Date, the provisions of the Pledge and Security Agreement will control and supersede the terms of this Note.

10. Usury Limitations. The parties hereto expressly stipulate and agree that it is their intent to strictly comply with all applicable usury laws from time to time in effect. All agreements between the Maker and the Payee, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that under no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, a voluntary prepayment by the Maker or otherwise, shall the amount paid, or agreed to be paid, to the Payee for the use, forbearance or detention of the money due hereunder, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Documents, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever the fulfillment of any provision hereof or of any other Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance the Payee shall ever charge or receive as interest or otherwise an amount which would exceed the Maximum Rate of interest permitted by applicable law, the amount, if any, which would exceed the Maximum Rate of interest permitted by applicable law shall be applied to the reduction of amounts (other than interest) due under this Note, and not to the payment of interest, or if such excessive interest exceeds such amounts (other than interest) due under this Note, the amount of such excessive interest that exceeds such amounts (other than interest) shall be credited or refunded to the Maker. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness of Maker to the Payee or otherwise, shall be amortized, prorated, allocated and spread through the full term of such indebtedness until paid in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. This paragraph shall control all agreements between the Maker and the Payee. This provision overrides all other provisions in this Note and any other Loan Documents.

The terms “maximum amount’’ or “Maximum Rate’’ as used anywhere herein include, as to Section 301 et. seq. of the Texas Finance Code and any successor statute (and as may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that maximum nonusurious rate based upon the “indicated rate ceiling”; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received with respect to the indebtedness evidenced by this Note from being governed by, or construed in accordance with, any other state or federal law, including but not limited to Public Law 96-221.

11. Loan Payable at Maturity. THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PAYABLE IN FULL ON THE MATURITY DATE. THE MAKER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE AND ACCRUED BUT UNPAID INTEREST THEN DUE. THE HOLDER IS UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. THE MAKER MAY, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT THE MAKER MAY OWN, OR THE MAKER MAY HAVE TO FIND A LENDER, WHICH MAY BE PAYEE, WILLING TO LEND MAKER THE MONEY. IF THE MAKER REFINANCES THIS NOTE AT MATURITY, THE MAKER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF MAKER OBTAINS REFINANCING FROM PAYEE. NOTWITHSTANDING THE FOREGOING, THE PAYEE HAS MADE NO PROMISES OR COMMITMENTS, AND IS UNDER NO OBLIGATION, TO REFINANCE THIS NOTE AT ANY TIME.

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13. Applicable Law. EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND WHICH PREEMPTS STATE USURY LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. IF THERE IS A LAWSUIT, AND IF THE TRANSACTION EVIDENCED BY THIS NOTE OCCURRED IN DALLAS COUNTY, MAKER AGREES, UPON THE PAYEE’S REQUEST, TO SUBMIT TO THE JURISDICTION OF THE COURTS OF DALLAS COUNTY, STATE OF TEXAS.

14. Notices. All notices given hereunder must be in writing and shall be deemed to have been given and received upon the earlier of (a) actual receipt, or (b) three (3) business days after deposit in the United States mail, registered or certified mail, return receipt requested and addressed to the Maker or the Payee at the address specified above, or to such other address as may be specified by the Maker or the Payee pursuant to a notice to the other party which complies with this paragraph.

15. Extension. The holder hereof may, in its sole discretion, arrange, adjust and extend the times and amounts of payments of interest or principal of this Note without notice to or consent of and without releasing any party liable hereon. Such arrangement, adjustment or extension shall apply only to the interest or principal due on that date and shall not apply to interest and principal due at any future dates.

16. Successors and Assigns. This Note and all of the covenants, promises and agreements contained herein shall be jointly and severally binding upon and shall inure to the benefit of the Maker and the Holder hereof and their respective successors and assigns.

17. Statutory Notice. THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE CONTENTS HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Jury Waiver. The Maker and the Payee hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either the Maker or the Payee against the other.

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IN WITNESS WHEREOF, Maker has duly executed this Note to be effective as of the day and date first written above.

MAKER:

SAFETY QUICK LIGHTING & FANS CORP,
a Florida corporation

By:	/s/ John Campi
John Campi
President & CEO

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